Create Your Balance Annual Shareholders Meeting NASDAQ: UBNK

This Presentation contains forward-looking statements that are within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. These risks and uncertainties could cause our results to differ materially from those set forth in such forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates,” “targeted” and similar expressions, and future or conditional verbs, such as “will,” “would,” “should,” “could” or “may” are intended to identify forward- looking statements but are not the only means to identify these statements. Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by a forward-looking statement. Factors that could cause this difference — many of which are beyond our control — include without limitation the following: Any forward-looking statements made by or on behalf of us in this Presentation speak only as of the date of this Presentation. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. The reader should; however, consult any further disclosures of a forward-looking nature we may make in future filings. Forward Looking Statements

Chief Executive Officer Presentation of Results

Selected Balance Sheet Data December 31 December 31 2015 2014 (in thousands) Total Assets $ 6,288,541 $ 5,476,809 Loans $ 4,587,062 $ 3,877,063 Deposits $ 4,437,071 $ 4,035,311 Stockholders' Equity $ 625,521 $ 602,408

Financial Performance FY 2015 For the Fiscal Year Ended December 31, 2015 For the Fiscal Year Ended December 31, 2014 Net income $ 49,640 $ 6,782 Operating revenue 184,417 154,477 Operating expenses 128,196 144,432 Diluted earnings per share 1.00 0.16 (Dollars in thousands, except per share data)

Financial Performance Key Ratios For the Fiscal Year Ended December 31, 2015 2014 Return on Average Assets (annualized) 0.87% 0.16% Return on Average Equity (annualized) 8.08% 1.28% Net Interest Margin 3.23% 3.54% Efficiency Ratio 60.24% 91.01% Non-interest expense/average assets 2.25% 3.37% Non-performing loans/total assets 0.62% 0.59% Allowance for loan losses/total loans 0.73% 0.64% Net charge-offs/average loans outstanding 0.10% 0.12%

Financial Ratios Compared to Peers For the Fiscal Year Ended December 31, 2015 United Financial Bancorp, Inc. (UBNK) Berkshire Hills Bancorp, Inc. (BHLB) First Connecticut Bancorp, Inc. (FBNK) People's United Financial, Inc. (PBCT) Webster Financial Corporation (WBS) Return on Assets (annualized) 0.87% 0.68% 0.48% 0.70% 0.87% Return on Equity (annualized) 8.08% 6.14% 5.20% 5.54% 8.64% Efficiency Ratio 60.24% 64.70% 75.53% 64.34% 59.97%

Time Line of Events Date Event 5/20/05 Initial Public Offering – First Step 1/1/11 Pre-Conversion 3/3/11 MHC Second Step Conversion 11/15/13 Merger Announcement 4/30/14 Merger Closing

Returns Since Merger Closed April 30, 2014: 6% Source: SNL Financial

2016 Year-to-Date Total Shareholder Return (TSR): 3% Source: SNL Financial

1-Year Total Shareholder Return (TSR): 6% Source: SNL Financial

Returns Since MHC Second Step Conversion March 3, 2011: 44% Source: SNL Financial

Returns Since January 1, 2011 (Pre-Conversion): 93% Source: SNL Financial

Since First Step May 20, 2005 Total Shareholder Return (TSR): 142% Source: SNL Financial

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